Insider Trading Policy Table of Contents 1. Purpose 1 2. Scope 1 2.1. Persons Covered by This Policy 1 2.2. What This Policy Covers 2 3. Policy 3 3.1. Prohibited Activities and Other Restrictions 3 3.1.1. Insider Restrictions 3 3.1.2. Additional Restrictions Applicable to Section 16 Insiders and Designated Insiders 4 3.1.3. Exceptions to Prohibited Activities 4 3.1.4. Other Legal Restrictions 5 3.2. When Trading is Allowed 5 3.2.1. Trading Windows and Blackout Periods 5 3.2.2. Permitted Trades Under 10b5-1 Plans 6 3.2.2.1. What is a 10b5-1 Plan? 6 3.2.2.2. Who Can Enter Into a 10b5-1 Plan? 6 3.2.2.3. How Do I Adopt a 10b5-1 Plan? 6 3.2.2.4. How Do I Modify a 10b5-1 Plan? 8 3.2.2.5. How Do I Terminate a 10b5-1 Plan? 8 3.2.3. Other Trading Arrangements 8 4. Violations 8 4.1. There Are Significant Consequences for Violating Insider Trading Laws 8 4.2. Consequences of Violating This Policy 9 4.3. Administration 9 4.4. Reporting Violation 9 5. Changes to This Policy 9 6. Definitions 9 Appendix A: Designated Insiders 11 Appendix B: Exceptions to the Multiple, Overlapping 10b5-1 Plan Restriction 12 Exceptions to the Multiple, Overlapping 10b5-1 Plan Restriction 12 Exceptions to the Single-Trade 10b5-1 Plan Restriction 12

Insider Trading Policy 1. Purpose SentinelOne, Inc. (the “Company,” including any ofits subsidiaries) is committed to promoting high standards of honest and ethical business conduct and compliance with laws, rules, and regulations. Because stock is an important part of the Company’s compensation program, the Board of Directors (“Board”) has adopted this Insider Trading Policy(“Policy”) to promote compliance with insider trading laws. Insider trading happens when someone who is in possession of material nonpublic information (“MNPI”) trades securities based on that information or discloses MNPI to someone else who trades based on that information. If you are considering trading SentinelOne stock or other securities, please keep these three key points in mind: 1. Never buy or sell SentinelOne securities when in possession of MNPI. 2. Keep all MNPI confidential, including from your family and friends. 3. When in doubt about whether you have MNPI, ask before trading. You are responsible for understanding and following this Policy and for the consequences of any actions you may take. The Chief Legal Officer (CLO) or a designee of the CLO will assist with implementing, interpreting, and enforcing this Policy, pre-clearing trading activities of certain people, and pre-approving any Rule 10b5-1 Plans (plans that permit insiders to sell Company securities on a predetermined schedule that the insider does not control, discussed more fully later in this Policy). 2. Scope 2.1. Persons Covered by This Policy This Policy applies to SentinelOne employees, contractors, consultants, and Board members, as well as to their immediate family members (as defined below), people sharing their households, and anyone subject to their influence or control. It also applies to entities such as venture capital funds, partnerships, trusts, and corporations which are associated or affiliated with SentinelOne employees, contractors, consultants, and Board members. SentinelOne will refer to all these individuals and entities to whom this Policy applies individually as “you” and collectively as “Insiders.” An “immediate family member” under this Policy meansany child, stepchild, parent, stepparent, spouse, domestic partner, sibling, mother-in-law, father-in-law, son in-law, daughter-in-law, brother-in-law, or sister-in law of a person security holder and includes any person (other than a tenant or employee) sharing the household of that person. Additional trading restrictions in this Policy apply to SentinelOne’s officers (as defined in Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (the “Section 16 Officers”) and members of SentinelOne’s Board of Directors (together with the officers, “Section 16 Insiders”) and to the individuals listed on Appendix A (“DesignatedInsiders”) who are not Section 16 Insiders but who have regular access to MNPI in the normal course of their job. The list of Designated Insiders may be modified by the CLO. | Page1of 12 |

Insider Trading Policy If you are aware of MNPI when your employment or service relationship with the Company ends, you may not trade SentinelOne securities until that MNPI has become public or is no longer material. In addition, if you are subject to a Blackout Period under this Policy at the time you leave the Company, you must abide by the applicable trading restrictions until at least the end of the relevant Blackout Period. 2.2. What This Policy Covers The primary purpose of this Policy is to prevent people who are in possession of MNPI from trading in SentinelOne stock or other securities based on that MNPI or disclosing MNPI to someone else who trades based on that information. “Material information” is information about the Company,positive or negative, that a reasonable stockholder would consider important in deciding whether to purchase or sell the Company’s securities. Material information can be positive or negative and can relate to virtually any aspect of the Company’s business or its securities. Examples of material information may include: ● Historical or forecasted revenues, earnings, or other financial results ● Significant new products, services, or other product development ● Significant new contracts or partners or the loss of a significant contract or partner ● Significant developments regarding the Company’s technology or business operations ● Possible mergers or acquisitions or dispositions of significant subsidiaries or assets ● Major new litigation or regulatory inquiries or developments in existing litigation or inquiries ● Significant cybersecurity incidents or data breaches ● Significant developments in borrowings, financings, or capital investments ● Significant changes in financial condition, asset value, or liquidity issues ● Changes in SentinelOne’s Board or senior management ● Significant changes in corporate strategy ● Changes in accounting methods and write-offs ● Stock offerings, stock splits, or changes in dividend policy This list is intended to be illustrativeonlyandis not intended to provide a comprehensive list of circumstances that could result in material information. The determination of what may constitute material information will depend upon the facts and circumstances in each situation. A good rule of thumb is when in doubt, do not trade. “Nonpublic” means that the confidential informationhas not yet been shared broadly outside the Company. Please remember as well that SentinelOne may possess confidential information relating to or belonging to SentinelOne customers, partners, or other third parties, and that it is equally important that SentinelOne treats this information with the same care with which it treats its own information. If you are not sure whether information is considered public, you should either consult with the CLO or assume that the information is nonpublic and treat it as confidential. This Policy applies to all transactions involving SentinelOne securities, including common stock, restricted stock units (“RSUs”), options, and warrantsto purchase common stock and any other debt | Page2of 12 |

Insider Trading Policy or equity securities the Company may issue from time to time, such as bonds, preferred stock, convertible notes, as well as to derivative securities relating to the Company’s securities, whether or not issued by the Company, such as exchange-traded options. 3. Policy 3.1. Prohibited Activities and Other Restrictions 3.1.1. Insider Restrictions The following is a list of prohibited activities for all Insiders: ● Trading SentinelOne securities while in possession of MNPI (other than pursuant to an approved 10b5-1 Plan entered in accordance with this Policy). ● Trading SentinelOne securities outside of a Trading Window or during a Blackout Period designated by the CLO (other than pursuant to a 10b5-1 Plan entered in accordance with this Policy). See the definitions of “Trading Window”and “Blackout Period” below. ● Making a gift, charitable contribution, or other transfer without consideration of SentinelOne securities during a period when the Insider cannot trade. ● Sharing MNPI with any outside person, unless required by your job and such person is under a Nondisclosure Agreement (NDA), or as authorized by the CLO. ● Giving trading advice about the Company unless the advice is to tell someone not to trade SentinelOne securities because the trade would violate this Policy or the law. ● Other than the exercise of equity awards issued by SentinelOne, engaging in transactions involving options or other derivative securities on SentinelOne stock, such as puts and calls, whether on an exchange or in any other market. ● Engaging in hedging or monetization transactions involving SentinelOne securities, such as zero cost collars and forward sale contracts, or contributing SentinelOne securities to exchange funds in a manner that could be interpreted as hedging in SentinelOne stock. ● Holding Company securities in margin accounts. ● Engaging in short sales of SentinelOne securities, meaning a sale of securities that you do not own, including short sales “against the box.” ● Using or pledging SentinelOne securities as collateral in a margin account or as collateral for a loan may be permitted by the CLO, if you have prior Board approval or if you are subject to an approved 10b5-1 trading plan. ● Distributing SentinelOne securities to limited partners, general partners, or stockholders of any entity outside of a Trading Window or during a Blackout Period, unless those limited partners, general partners or stockholders have agreed in writing to hold the securities until the next Trading Window. ● Wagering, betting, trading, or engaging in any transaction based on MNPI, such as event-based contracts on prediction markets. ● Engaging in any of the above activities for securities you own in any other company if you have MNPI about that company obtained in the course of your service to the Company. | Page3of 12 |

Insider Trading Policy 3.1.2. Additional Restrictions Applicable to Section 16 Insiders and Designated Insiders All the restrictions noted above for Insiders also apply to SentinelOne’s Section 16 Insiders and Designated Insiders. To ensure transactions subject to Section 16 requirements are reported on time, each Section 16 Insider must promptly provide the Company with detailed information (for example, trade date, number of shares, exact price) about their transactions involving the Company’s securities. The obligation to comply with Section 16 is personal. Section 16 Officers may not trade in SentinelOne securities other than pursuant to a 10b5-1 Plan entered in accordance with this Policy. Prior to trading SentinelOne securities (outside of a 10b5-1 Plan), members of SentinelOne’s Board of Directors and Designated Insiders must obtain pre-approval from the CLO (or in the case of the CLO, the Chief Financial Officer (CFO)) by: (a) providing written notification of the amount and nature of the proposed trade, (b) certifying no earlier than two business days prior to the proposed trade that you have no MNPI and, to your knowledge, you will have no MNPI as of the proposed trade date, and (c) receiving email or Jira Software confirmation from the CLO (or in the case of the CLO, the CFO), or the CLO’s designee, approving the trade, which approval can be granted or denied at their discretion. You may satisfy (a) and (b) by submitting a pre-approval request with Jira Software and must notify the CLO (or in the case of the CLO, the CFO) promptly of any changes to the certification in (b) prior to the proposed trade. A request for pre-approval may be submitted up to a maximum of five business days in advance of the proposed trade. Once approved, you may only trade under this pre-approval for five business days (the “Pre-approval Period”) up to the numberof shares requested, so long as it does not extend into a Blackout Period. Once the Pre-approval Period expires, you must resubmit another trading pre-approval. You may submit multiple pre-approval requests in a single Trading Window. Notwithstanding the receipt of pre-approval, if you become aware of any MNPI or become subject to a Blackout Period before the transaction is effected, the transaction may not be completed. Pre-approval does not relieve anyone of their responsibility under SEC rules. 3.1.3. Exceptions to Prohibited Activities The trading restrictions set forth in this Policy do not apply to the following: ● 401(k) Plan– Investing 401(k) plan contributionsin a company stock fund in accordance with the terms of SentinelOne’s 401(k) plan. However, any changes in your investment election regarding the Company’s securities are subject to trading restrictions under this Policy. ● ESPP– Purchasing SentinelOne’s stock through periodic,automatic payroll contributions under SentinelOne’s Employee Stock Purchase Plan (“ESPP”).Employees, other than Section 16 Insiders or Designated Insiders, may make changes in elections under the ESPP outside of a Trading Window or during a Blackout Period. Section 16 Insiders or Designated Insiders may not make any decrease in their elections under, or withdraw | Page4of 12 |

Insider Trading Policy from, the ESPP outside a Trading Window or during a Blackout Period. Moreover, any sales of stock acquired under the ESPP are subject to trading restrictions under this Policy. ● Options– Exercising stock options granted under SentinelOne’sequity incentive plans for cash or by delivering to the Company previously owned Company stock or through a net exercise of a stock option that is permitted by the Company’s equity incentive plan and that does not involve a sale of shares in the open market. Payment of taxes in connection with exercising stock options granted under SentinelOne’s equity incentive plans pursuant to net withholding arrangements approved by the Company for the payment of taxes upon the exercise of stock options and that does not involve a sale of shares in the open market. However, the sale of any shares issued on the exercise of Company granted stock options, as well as any cashless exercise of Company-granted stock options in which stock is sold on the open market to pay the exercise price or taxes (i.e., “same-day sales”) are subject to trading restrictions under this Policy. ● RSUs– The settlement of RSUs pursuant to a net settlementor a “sell to cover” for non-discretionary, automatic tax withholdings initiated and approved by the Company for the payment of taxes upon the vesting of RSUs. ● Changes in Form of Ownership– Transfers from yourownership, for example, a transfer from your individual ownership to a trust for which you are a trustee. 3.1.4. Other Legal Restrictions The trading prohibitions of this Policy are not the only stock-trading rules and regulations you need to follow. You should be aware of additional prohibitions and restrictions set by contract or by federal and state securities laws and regulations (e.g., contractual restrictions on the resale of securities, rules on short swing trading by Section 16 Insiders, compliance with Rule 144 under the Securities Act of 1933, as amended, and others). Any Insider who is uncertain whether other prohibitions or restrictions apply should ask the CLO. SentinelOne will not transact in its securities unless in compliance with U.S. securities laws. 3.2. When Trading is Allowed To promote compliance with insider trading laws, SentinelOne has designated periods where Insiders can trade in SentinelOne securities, which are described below. 3.2.1. Trading Windows and Blackout Periods ● You Can Only Trade in a Trading Window.Other thanpursuant to an approved 10b5-1 Plan, Insiders are allowed to trade SentinelOne’s securities only during a trading window period, which opens after the close of trading on the next full trading day following the widespread public release of SentinelOne’s quarterly or year-end operating results and closes at the close of trading on the fifteenth calendar day of the third month of the then-current quarter (the “Trading Window”). If thefifteenth calendar falls on a weekend or U.S. federal holiday, the Blackout Period will begin after the close of trading on the immediately preceding business day. For example, if SentinelOne publicly announces its quarterly financial results after close of trading on a Monday (or before trading begins on a Tuesday), then the first time an Insider can trade SentinelOne securities is after the close of market on Tuesday (effectively at the opening of the market on Wednesday for regular | Page5of 12 |

Insider Trading Policy trading). However, if SentinelOne announces quarterly financial results after trading begins on that Tuesday, then the first time the Insider can trade is after the close of market on Wednesday (effectively at the opening of the market on Thursday for regular trading). ● Even During a Trading Window, You Are Not Allowed to Trade While in Possession of MNPI.Even during a Trading Window, you still maynot trade SentinelOne securities if you possess MNPI at that time. An Insider who possesses MNPI during a Trading Window may only trade SentinelOne securities after the close of trading on the next full trading day following SentinelOne’s widespread public release of that MNPI. ● You Cannot Trade During a Blackout Period.Even duringa Trading Window, the CLO, at his or her discretion, may designate special trading blackout periods (each, a “Blackout Period”) that apply to specific individuals or groupsof people (including all Insiders) for as long as the CLO determines. The CLO will notify you if you are subject to a special Blackout Period. No Insider may trade SentinelOne securities during any such Blackout Period. Additionally, no Insider subject to a Blackout Period may tell anyone not subject to the Blackout Period that a Blackout Period has been designated or that one previously was in place because that also is confidential information that cannot be disclosed internally or externally. ● The prohibition against trading during Blackout Periods also means that brokers cannot fulfill open orders on your behalf or on behalf of your immediate family members, people sharing your households and anyone subject to your influence or control during the Blackout Period, including “limit orders” to buy or sell stock at a specific price or better and “Stop orders” to buy or sell stock once the price of the stock reaches a specific price. If you are subject to blackout or pre-approval requirements, you should inform any broker with whom such an open order is placed at the time it is placed. o It is your obligation to ensure that limit orders do not extend into any Blackout Periods and are cancellable upon an imposition of a Blackout Period. 3.2.2. Permitted Trades Under 10b5-1 Plans SentinelOne allows Insiders to trade in SentinelOne securities while in possession of MNPI, outside of a Trading Window or during a Blackout Period, only pursuant to a “10b5-1 Plan.” 3.2.2.1. What is a 10b5-1 Plan? A 10b5-1 Plan is a written plan for selling or purchasing a predetermined number of shares that is entered into while an Insider is not in possession of MNPI as contemplated in Rule 10b5-1. 3.2.2.2. Who Can Enter Into a 10b5-1 Plan? Because members of SentinelOne’s Board of Directors and Designated Insiders are more likely than other Insiders to have access to MNPI, SentinelOne encourages all SentinelOne Board members and Designated Insiders to establish a 10b5-1 Plan for trading. 3.2.2.3. How Do I Adopt a 10b5-1 Plan? SentinelOne has engaged E*TRADE to administer SentinelOne’s 10b5-1 Plans and any 10b5-1 Plan that you adopt must be adopted through E*TRADE unless otherwise approved by the CLO. If you are interested in setting up a 10b5-1 Plan, you should make sure that: | Page6of 12 |

Insider Trading Policy ● The 10b5-1 Plan complies with the requirements of Rule 10b5-1 under the Exchange Act and this Policy. ● Section 16 Insiders must obtain written (e.g., on email) pre-approval of the 10b5-1 Plan from the CLO (or a designee of the CLO) at least two business days prior to entering into your 10b5-1 plan with your broker. ● By entering into and adopting a 10b5-1 Plan, you (regardless of whether you are an Insider, Designated Insider, or Section 16 Insider) shall be deemed, pursuant to this Policy, to have confirmed and certified the following to the Company, as of the adoption date (and again on any amendment or termination date) of your 10b5-1 Plan: o You are not and, to your knowledge, will not be, aware of MNPI. o All trades to be made pursuant to the 10b5-1 Plan (or any amendment thereof) will be in accordance with applicable SEC rules. o You are adopting the 10b5-1 Plan (or any amendment thereof) in good faith and not as part of a plan or scheme to evade the prohibitions of Section 10(b) of the Exchange Act and Rule 10b-5 of the Exchange Act. o You are acting and will act in good faith with respect to the 10b5-1 Plan (or any amendment thereof) throughout its duration. ● Additionally, as a function of your executing a 10b5-1 Plan (or any amendment thereof) under this Policy, all representations and warranties you make to your broker in the 10b5-1 Plan document shall be deemed automatically made, without any further action on your part, to the Company, and the Company may rely on those representations and warranties as if it were a party to your 10b5-1 Plan agreement (or any amendment thereof). ● The first trade under the 10b5-1 Plan does not occur: o For a Section 16 Insider:until the later of (A) 90days after adoption of the 10b5-1 Plan (or any amendment thereof) and (B) two business days following the disclosure of the Company’s financial results in a Form 10-Q or Form 10-K for the completed fiscal quarter in which the 10b5-1 Plan was adopted that discloses the Company’s financial results (but not to exceed 120 days following the adoption of the 10b5-1 Plan) o For persons other than Section 16 Insiders:at least90 days after adoption of the 10b5-1 Plan (or any amendment thereof). These waiting periods are collectively referred to as the “Cooling-Off Period.” ● The 10b5-1 Plan is not a single-trade 10b5-1 Plan adopted during the 12-month period immediately following the person’s adoption of another single-trade 10b5-1 Plan, subject to the exceptions noted in Rule 10b5-1, which are provided for you in Appendix B. ● The 10b5-1 Plan is adopted during a Trading Window and not during any Blackout Period. An individual may have no more than one 10b5-1 Plan adopted at any point in time (i.e., multiple concurrent or overlapping plans are prohibited), subject to the exceptions noted in Rule 10b5-1, which are provided for you in Appendix B. | Page7of 12 |

Insider Trading Policy The 10b5-1 Plan must have a minimum term of one year (starting from when trades may first occur). Approval of a 10b5-1 Plan by the CLO (or a designee of the CLO) and/or any acknowledgment of any party’s 10b5-1 Plan by the Company shall not be considered a determination by us or the CLO (or a designee of the CLO) that the 10b5-1 Plan satisfies the requirements of Rule 10b5-1. 3.2.2.4. How Do I Modify a 10b5-1 Plan? Once you have an approved 10b5-1 Plan in place, you will need approval from the CLO (or a designee of the CLO) to make certain changes to it. Modifying or changing the amount, price or timing of the purchase or sale of SentinelOne securities underlying the 10b5-1 Plan (or a modification or change to a written formula or algorithm, or computer program that affects the amount, price or timing of the purchase or sale of such securities) (any such modification or change, a “Plan Modification”) will be deemed to bethe same as terminating your existing 10b5-1 Plan and entering into a new 10b5-1 Plan. For any Insider, Designated Insider, or Section 16 Insider, the applicable approval process for a Plan Modification is the same as the approval process for initially adopting a 10b5-1 Plan, including being subject to a new Cooling-Off Period. SentinelOne discourages you from making multiple Plan Modifications, as that may give the appearance that you are trading on MNPI under the guise of that plan. Plan Modifications can only be made during a Trading Window and not during any Blackout Period and only when you are not in possession of MNPI. For other modifications to a 10b5-1 Plan, you must notify the CLO (or a designee of the CLO) of such modification in writing at least two business days prior to the modification and such modification must be approved by the CLO (or a designee of the CLO). 3.2.2.5. How Do I Terminate a 10b5-1 Plan? Once you have an approved 10b5-1 Plan in place, you will need approval from the CLO to terminate it. 3.2.3. Other Trading Arrangements Insiders are not allowed to enter “non-Rule 10b5-1 trading arrangements” (as defined in Regulation S-K Item 408(c)) unless otherwise approved in advance by the CLO (or a designee of the CLO). 4. Violations 4.1. There Are Significant Consequences for Violating Insider Trading Laws The consequences of violating insider trading laws can be severe. People who violate insider trading laws may be required to disgorge profits made or losses avoided by trading, pay the loss suffered by the persons who purchased securities from or sold securities to the insider tippee, pay civil fines of up to three times the profit made or loss avoided, pay a criminal penalty of up to $5 million for individuals and $25 million for entities, and serve a prison term of up to 20 years. In addition, individual directors, officers, and other supervisory personnel may also be required to pay major civil or criminal penalties for failure to take appropriate steps to prevent insider trading by those under their supervision, influence, or control. | Page8of 12 |

Insider Trading Policy 4.2. Consequences of Violating This Policy SentinelOne may impose discipline on anyone violating this Policy, up to and including termination of employment, and SentinelOne may issue stop transfer orders to SentinelOne’s transfer agent to prevent any attempted trades that would violate this Policy. 4.3. Administration The CLO will administer and interpret this Policy and enforce compliance as needed. The CLO may consult with the Company’s outside legal counsel as needed. The CLO may designate other individuals to perform the CLO’s duties under this Policy. Neither the Company nor the CLO will be liable for any act made under this Policy. Neither the Company nor the CLO is responsible for any failure to approve a trade or for imposing any Blackout Period. 4.4. Reporting Violation Any Insider who violates this Policy or any federal or state laws governing insider trading or tipping, or who knows of any such violation by any other Insider, must report the violation immediately to the CLO. If you want to submit a concern or complaint regarding a possible violation of this Policy anonymously, you should follow the procedures outlined in SentinelOne’s Whistleblower Policy. Anyone who violates this Policy may be subject to disciplinary measures, which may include termination of employment. 5. Changes to This Policy Our Board reserves the right in its sole discretion to modify or grant waivers to this Policy; provided; however, that the CLO or his designee may implement changes to this Policy which are purely administrative in nature. Any amendments or waiver may be publicly disclosed if required by applicable laws, rules, and regulations. For the avoidance of doubt, unless explicitly stated by the Board, any waiver, amendment, or modification of this Policy shall not be considered a waiver of the Company’s Code of Business Conduct and Ethics. This Policy was initially approved by the Board on May 28, 2021, amended by the Board on the following dates: June 2, 2022; March 28, 2023; June 6, 2024; and March 19, 2026. 6. Definitions Term Definition Blackout Period The designated period during which insiders maynottrade Company securities. Designated Insiders Individuals with regular access to MNPI in the course of their normal jobs. Individuals listed on Appendix A. Immediate Family Member Any child, stepchild, parent, stepparent, spouse, domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of a person security holder, and | Page9of 12 |

Insider Trading Policy includes any person (other than a tenant or employee) sharing the household of that person. Insider Employees, contractors, consultants, and Board members, as well as to their immediate family members, people sharing their households and anyone subject to their influence or control. It applies as well to entities such as venture capital funds, partnerships, trusts, and corporations which are associated or affiliated with SentinelOne’s employees, contractors, consultants, and Board members. Insider Trading The trading of a company's stocks or other securities by individuals with access to confidential or non-public information about the company. Material Information Information about the Company, either positive or negative, that a reasonable stockholder would consider important in deciding to purchase or sell the Company’s securities. Material Nonpublic Information (MNPI) Material information concerning the Company, any Subsidiary, or any Affiliate of any of the foregoing or their securities that has not been disseminated in a manner making it available to investors generally within the meaning of Regulation FD under the Securities Act and the Exchange Act. Nonpublic Confidential information that has not yet been shared outside of the Company. RSU Restricted Stock Unit Trading Window The designated period during which insiders are allowed to trade securities, which opens after the close of trading on the next full day following the widespread public release of SentinelOne’s quarterly or year-end operating results and closes at the close of trading on the fifteenth calendar day of the third month of the then-current quarter. | Page10of 12 |

Insider Trading Policy Appendix A: Designated Insiders This list of Designated Insiders will be reviewed periodically by the CLO, in conjunction with other designees and business group leaders, and may be updated as determined by the CLO. | Page11of 12 |

Insider Trading Policy Appendix B: Exceptions to the Multiple, Overlapping 10b5-1 Plan Restriction Exceptions to the Multiple, Overlapping 10b5-1 Plan Restriction Such exceptions are: ● An eligible “sell-to-cover” 10b5-1 Plan where such plan authorizes an agent to sell only such securities as are necessary to satisfy tax withholding obligations arising exclusively from the vesting of a compensatory award, such as restricted stock or stock appreciation rights, and the Insider does not otherwise exercise control over the timing of such sales. For the avoidance of doubt, this exception does not extend to sales incident to the exercise of option awards. ● A series of separate contracts with different broker-dealers or other agents acting on behalf of the person (other than the Company) to execute trades thereunder may be treated as a single 10b5-1 Plan, provided that the individual constituent contracts with each broker-dealer or other agent, when taken together as a whole, meet all of the applicable conditions of and remain collectively subject to the provisions of Rule 10b5-1, including that a modification of any individual contract acts as modification of the whole 10b5-1 Plan, as defined in Rule 10b5-1(c)(1)(iv). The substitution of a broker-dealer or other agent acting on behalf of the person (other than the Company) for another broker-dealer that is executing trades pursuant to a 10b5-1 Plan shall not be a “Plan Modification” as long as the purchase or sales instructions applicable to the substitute and substituted broker are identical with respect to the prices of securities to be purchased or sold, dates of the purchases or sales to be executed, and amount of securities to be purchased or sold. ● One later-commencing 10b5-1 Plan for purchases or sales of any securities of the Company on the open market under which trading is not authorized to begin until after all trades under the earlier-commencing 10b5-1 Plan are completed or expired without execution. However, the first trade under such later-commencing 10b5-1 Plan must be scheduled after the “Effective Cooling-Off Period,” or the Cooling-Off Period that would be applicable to the later-commencing 10b5-1 Plan if the date of adoption of the later-commencing 10b5-1 Plan were deemed to be the date of termination of the earlier-commencing 10b5-1 Plan. Exceptions to the Single-Trade 10b5-1 Plan Restriction There is an exception for eligible “sell-to-cover” 10b5-1 Plans where the plan authorizes an agent to sell only such securities as are necessary to satisfy tax withholding obligations arising exclusively from the vesting of a compensatory award, such as restricted stock or stock appreciation rights, and the Insider does not otherwise exercise control over the timing of such sales. | Page12of 12 |